EXHIBIT 99.1

                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of Xechem International Inc. (the "Company") for the quarterly period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ramesh C. Pandey Ph D., as Chief Executive Officer of the Company, and Ramesh C. Pandey Ph. D. as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C.ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ramesh C. Pandey Ph. D.
---------------------------

Name: Ramesh C. Pandey Ph. D.
      -----------------------
Title: Chief Executive Officer
Date: May 15, 2003

/s/ Ramesh C. Pandey Ph. D.
---------------------------

Name: Ramesh C. Pandey Ph. D.
      -----------------------
Title: Chief Financial Officer
Date: May 15, 2003

This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.

See also the certification pursuant to Sec. 302 of the Sarbanes-Oxley Act of 2002, which is also attached to this Report.